UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 17, 2011

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2011, Cloud Peak Energy Resources LLC (“CPE LLC”), a wholly owned subsidiary of Cloud Peak Energy Inc. (“CPE Inc.”), adopted and approved the Cloud Peak Energy Resources LLC Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation program sponsored by CPE LLC to provide senior executives and other highly compensated employees of CPE LLC, CPE Inc. and their affiliated entities the opportunity to defer compensation into the Plan.  The effective date of the Plan is March 18, 2011.  Participants may defer up to 80% of their annual base salary and up to 100% of any performance or year-end bonus into the Plan. CPE LLC will make matching and profit sharing contributions on behalf of each participant as provided by the Plan. In addition, CPE LLC may make additional discretionary contributions to be credited to the account of any or all participants in the Plan. Under the terms of the Plan, CPE LLC may establish a “rabbi” trust as a reserve for the benefits payable under the Plan.  Distributions from the Plan are governed by the Internal Revenue Code and the Plan.  Participation in the Plan by executive officers of CPE Inc. has been approved by the Compensation Committee of the Board of Directors of CPE Inc.

This summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith.

10.1	Cloud Peak Energy Resources LLC Nonqualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

	By:	/s/ Amy J. Stefonick
		Name:	Amy J. Stefonick
		Title:	Corporate Secretary

Date: March 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cloud Peak Energy Resources LLC Nonqualified Deferred Compensation Plan